UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 7, 2022
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)
001-38911
(Commission File Number)
N/A
(I.R.S. Employer Identification No.)

70 St. Mary Axe
London	EC3A 8BE
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.

On February 7, 2022, Clarivate Plc (the “Company”) issued a press release announcing that its Board of Directors has approved the purchase of up to $1.0 billion of the Company’s ordinary shares through open-market purchases, to be executed through December 31, 2023. The Company also declared a quarterly dividend of $1.3125 per share on its 5.25% Series A Mandatory Convertible Preferred Shares, payable in cash on March 1, 2022 to shareholders of record at the close of business on February 15, 2022. The press release has been furnished with this Form 8-K as Exhibit 99.1 and is posted on the investor relations section of the Company’s website (http://ir.clarivate.com/).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press release issued by Clarivate Plc dated February 7, 2022
104	The cover page from the Company's Current Report on Form 8-K dated February 7, 2022, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: February 7, 2022	By:	/s/ Jonathan Collins
	Name:	Jonathan Collins
	Title:	Executive Vice President & Chief Financial Officer